(a)(3)

                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                          HITOX CORPORATION OF AMERICA
                                       TO
                             PAULSON ACQUISITION LLC
                    (Not To Be Used For Signature Guarantees)



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         THE OFFER,  PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, APRIL 19, 1999, UNLESS THE OFFER IS EXTENDED.

         THE OFFER IS SUBJECT TO CERTAIN CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE.
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         This Notice of Guaranteed  Delivery,  or one  substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates ("Share Certificates") representing shares of Common Stock, par value $.25 per share (the "Shares"), of Hitox Corporation of America, a Delaware corporation, are not immediately available, if the procedure for delivery by book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Founders Equity Group, Inc., as Depositary (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such Notice of Guaranteed Delivery may be delivered by hand or transmitted by mail, overnight delivery or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                           FOUNDERS EQUITY GROUP, INC.

By Mail, Hand or Overnight Delivery:        By Facsimile Transmission:

        2602 McKinney Avenue                      (214) 871-0088
        Suite 220
        Dallas, Texas  75204          Confirm Receipt of Facsimile by Telephone:

                                                  (888) 858-7303


         DELIVERY OF THIS LETTER OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Form Is Not To Be Used To Guarantee Signatures. If A Signature On A Letter Of Transmittal Is Required To Be Guaranteed By An "Eligible Institution" Under The Instructions Thereto, Such Signature Guarantee Must Appear In The Applicable Space Provided In The Letter Of Transmittal.

Ladies and Gentlemen:

         The undersigned hereby tenders to Paulson Acquisition LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 23, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged Shares pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


Certificate No(s). (if available):________   Name(s) of Record Holder(s):_______

__________________________________________   ___________________________________

__________________________________________   ___________________________________
                                                     (Please Type or Print)

[ ] Check here if Shares will be tendered
    by Book-entry transfer
                                             Address(es):_______________________

Account Number:__________________________    ___________________________________
                                                            Zip Code

Dated:______________________, 1999           Area Code and Tel. No.:____________

                                             Signature(s):______________________

                                             ___________________________________




                                    GUARANTEE
                    (Not To Be Used For Signature Guarantee)

         The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of either certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) of a transfer of such Shares, in any case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in Section 3 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq SmallCap Market trading days after the date hereof.

_________________________________________    ___________________________________
Name of Firm                                 Authorized Signature

_________________________________________    ___________________________________
Address                                      Title

_________________________________________    ___________________________________
                                 Zip Code


Area Code and Tel. No.:__________________    Dated:____________________, 1999



NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL